                                                           Exhibit No. EX-99.g.1

                               CUSTODIAN AGREEMENT

     AGREEMENT  made as of this 7th day of July,  2005,  between  MGI  FUNDS,  a statutory  trust organized under the laws of the State of Delaware (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     The Fund, an open-end management  investment  company,  acting on behalf of its separate  portfolios/series  listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a  "Portfolio,"  and  collectively,  the
"Portfolios"), desires to place and maintain all of the portfolio securities and cash of the  Portfolios  in the  custody of the Bank.  The Bank has at least the minimum  qualifications  required by Section 17(f)(1) of the Investment  Company
Act of 1940,  as amended (the "1940 Act"),  to act as custodian of the portfolio securities and cash of the  Portfolios,  and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual agreements contained herein, the parties hereto agree as follows:

     1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of the portfolio securities and cash of the Portfolios delivered to the Bank, as hereinafter  described,  and the Bank  agrees  to act as such upon the terms and conditions  hereinafter set forth.  For the services  rendered  pursuant to this
Agreement, the Portfolios agree to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

     2. Definitions.  Whenever used herein, the terms listed below will have the following meanings:

          2.1. Authorized Person. Authorized Person will mean any of the persons duly  authorized to give Proper  Instructions  or otherwise act on behalf of the
Fund by appropriate  resolution of the Board,  and set forth in a certificate as required by Section 4 hereof.  Any reference  herein to  resolutions of the Fund shall mean resolutions of the Board of Trustees of the Fund.

          2.2. Board. Board will mean the Board of Trustees of the Fund.

          2.3.  Security.  The term  security  as used herein will have the same meaning  assigned  to such  term in the  Securities  Act of  1933,  as  amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate,  preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national  securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or  participation  in, temporary or interim  certificate  for,  receipt  for,  guarantee  of, or warrant or right to subscribe to, or option  contract to purchase or sell any of the foregoing,  and futures, forward contracts and options thereon.

          2.4.  Portfolio  Security.  Portfolio  Security will mean any security owned by the Fund.

          2.5. Officers'  Certificate.  Officers'  Certificate will mean, unless otherwise indicated, any request,  direction,  instruction,  or certification in writing signed by any two Authorized Persons of the Fund.

          2.6.  Book-Entry  System.  Book-Entry  System  shall mean the  Federal
Reserve-Treasury  Department  Book Entry  System for United  States  government, instrumentality  and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

          2.7.  Depository.  Depository  shall mean The Depository Trust Company
("DTC"),   a  clearing  agency  registered  with  the  Securities  and  Exchange
Commission (the "SEC") under Section 17A of the Securities  Exchange Act of 1934
("Exchange  Act"), its successor or successors and its nominee or nominees.  The term "Depository"  shall further mean and include any other person authorized to act as a depository  under the 1940 Act, its  successor  or  successors  and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

          2.8.  Proper   Instructions.   Proper   Instructions  shall  mean  (i)
instructions  regarding  the  purchase  or sale  of  Portfolio  Securities,  and payments and deliveries in connection therewith,  given by an Authorized Person, such  instructions  to be given in such form and manner as the Bank and the Fund shall  agree  upon  from  time to time,  and  (ii)  instructions  (which  may be continuing  instructions)  regarding  other  matters  signed or  initialed by an
Authorized Person.  Oral instructions will be considered Proper  Instructions if the Bank  reasonably  believes them to have been given by an Authorized  Person.
The Fund shall cause all oral instructions to be promptly  confirmed in writing.
The Bank shall act upon and comply with any subsequent Proper  Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming  instruction shall be to make reasonable  efforts to detect any discrepancy  between the original  instruction and such  confirmation and to report such  discrepancy to the Fund. The Fund shall be  responsible,  at the expense of the Fund,  for taking any  action,  including  any  reprocessing, necessary  to correct  any such  discrepancy  or error,  and to the extent  such action  requires the Bank to act, the Fund shall give the Bank  specific  Proper
Instructions as to the action required. Upon receipt by the Bank of an Officers'
Certificate  as to the  authorization  by the Board,  accompanied  by a detailed description of procedures  approved by the Fund, Proper Instructions may include
communications  effected  directly  between   electro-mechanical  or  electronic
devices,  provided  that the  Board  and the Bank  agree in  writing  that  such procedures afford adequate safeguards for the Portfolios' assets.

     3. Separate  Accounts.  If the Fund has more than one  Portfolio,  the Bank will segregate the assets of each Portfolio to which this Agreement relates into a  separate  account  for each  such  Portfolio  containing  the  assets of such
Portfolio (and all investment  earnings  thereon).  Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Fund shall be  deemed  to refer to the Fund  acting  on  behalf of one or more of its
Portfolios,  any  reference  in  this  Agreement  to any  assets  of  the  Fund, including,  without limitation,  any portfolio  securities and cash and earnings thereon,  shall be deemed to refer only to assets of the applicable  Portfolios, any duty or  obligation  of the Bank  hereunder  to the Fund  shall be deemed to refer to duties and obligations  with respect to such  individual  Portfolio and any  obligation  or liability of the Fund  hereunder  shall be binding only with respect to such  individual  Portfolio,  and shall be discharged only out of the assets of such Portfolio.

     4.  Certification  as to  Authorized  Persons.  The  Secretary or Assistant
Secretary  of the Fund will at all times  maintain  on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of
(i) the names and  signatures of the Authorized  Persons,  and (ii) the names of the members of the Board, it being  understood  that, upon the occurrence of any change in the  information  set forth in the most recent  certification  on file
(including,   without   limitation,   any  person   named  in  the  most  recent
certification who is no longer an Authorized Person, as designated therein), the
Secretary  or  Assistant  Secretary  of the  Fund  will  sign  a new or  amended certification, setting forth the change and the new, additional or omitted names or  signatures.  The Bank will be  entitled  to rely and act upon any  Officers'
Certificate  given to it by the Fund that has been signed by Authorized  Persons named in the most recent certification received by the Bank.

     5.  Custody  of Cash.  As  custodian  for the Fund,  the Bank will open and maintain a separate  account or  accounts in the name of the Fund or in the name of the Bank,  as Custodian  of the Fund,  and will deposit to the account of the
Fund  all of the  cash of the  Fund,  except  for  cash  held by a  subcustodian appointed  pursuant to Sections 14.2 or 14.3 hereof,  including  borrowed funds, delivered  to the  Bank,  subject  only to draft  or  order  by the Bank  acting pursuant  to the  terms  of this  Agreement.  Pursuant  to the  Bank's  internal policies  regarding  the  management  of cash  accounts,  the Bank may segregate certain portions of the cash of the Fund into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal  of cash from such an  account.  Upon  receipt  by the Bank of Proper
Instructions  (which may be continuing  instructions) or in the case of payments for redemptions and repurchases of outstanding shares of beneficial  interest of the Fund,  notification from the Fund's transfer agent as provided in Section 7, requesting  such  payment,  designating  the payee or the account or accounts to which the Bank will  release  funds for  deposit,  and stating  that it is for a purpose  permitted  under the terms of this Section 5, specifying the applicable subsection,  the Bank will make  payments  of cash held for the  accounts of the
Fund,  insofar as funds are  available  for that  purpose,  only as permitted in subsections 5.1-5.9 below.

          5.1.  Purchase of Securities.  Upon the purchase of securities for the
Fund, against  contemporaneous receipt of such securities by the Bank or against delivery of such  securities to the Bank in accordance  with generally  accepted settlement  practices  and  customs in the  jurisdiction  or market in which the transaction  occurs  registered  in the name of the  Fund or in the name of,  or properly  endorsed and in form for  transfer  to, the Bank,  or a nominee of the
Bank,  or receipt for the  account of the Bank  pursuant  to the  provisions  of
Section 6 below,  each such payment to be made at the purchase  price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section  6.6  hereof))  of  purchase  of the  securities received by the Bank before such  payment is made,  as  confirmed  in the Proper
Instructions received by the Bank before such payment is made.

          5.2.  Redemptions.  In  such  amount  as  may  be  necessary  for  the repurchase  or  redemption  of  shares of the Fund  offered  for  repurchase  or redemption in accordance with Section 7 of this Agreement.

          5.3.  Distributions  and  Expenses  of Fund.  For the  payment  on the account of the Fund of dividends or other  distributions  to shareholders as may from time to time be  declared  by the Board,  interest,  taxes,  management  or supervisory fees, distribution fees, fees of the Bank for its services hereunder and  reimbursement  of the expenses  and  liabilities  of the Bank,  fees of any transfer agent,  fees for legal,  accounting,  and auditing  services,  or other operating expenses of the Fund.

          5.4. Payment in Respect of Securities. For payments in connection with the  conversion,  exchange or surrender of Portfolio  Securities  or  securities subscribed to by the Fund held by or to be delivered to the Bank.

          5.5.  Repayment  of Loans.  To repay  loans of money made to the Fund, but,  in the case of final  payment,  only  upon  redelivery  to the Bank of any
Portfolio  Securities  pledged or  hypothecated  therefor and upon  surrender of documents evidencing the loan.

          5.6.  Repayment of Cash.  To repay the cash  delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed  from  the  Fund  representing  Portfolio  Securities,  but  only  upon redelivery to the Bank of such borrowed certificates.

          5.7. Foreign Exchange Transactions.

               (a) For payments in connection with foreign exchange contracts or options to purchase and sell  foreign  currencies  for spot and future  delivery
(collectively,  "Foreign Exchange  Agreements") which may be entered into by the
Bank on behalf of the Fund upon the receipt of Proper Instructions,  such Proper
Instructions to specify the currency broker or banking institution (which may be the Bank, or any other  subcustodian  or agent  hereunder,  acting as principal)
with which the contract or option is made,  and the Bank shall have no duty with respect to the selection of such currency brokers or banking  institutions  with which  the Fund  deals or for  their  failure  to  comply  with the terms of any contract or option.

               (b) In order to secure any  payments in  connection  with Foreign
Exchange  Agreements  which may be entered  into by the Bank  pursuant to Proper
Instructions,  the Fund  agrees that the Bank shall have a  continuing  lien and security  interest,  to the extent of any payment due under any Foreign Exchange
Agreement,  in and to any  property  at any time held by the Bank for the Fund's benefit  or in which the Fund has an  interest  and which is then in the  Bank's possession or control (or in the possession or control of any third party acting on the  Bank's  behalf).  The Fund  authorizes  the  Bank,  in the  Bank's  sole discretion,  at any  time,  to charge  any such  payment  due under any  Foreign
Exchange  Agreement against any balance of account standing to the credit of the
Fund on the Bank's books.

          5.8. Other Authorized Payments.  For other authorized  transactions of the Fund, or other  obligations  of the Fund incurred for proper Fund  purposes;
provided  that  before  making any such  payment,  the Bank will also  receive a certified  copy of a  resolution  of the Board  signed by an  Authorized  Person
(other  than  the  Person  certifying  such  resolution)  and  certified  by its
Secretary  or  Assistant  Secretary,  naming  the person or persons to whom such payment is to be made, and either  describing the  transaction for which payment is to be made and declaring it to be an authorized  transaction  of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such  obligation  was  incurred and  declaring  such purpose to be a proper corporate purpose.

          5.9.   Termination:   Upon  the   termination  of  this  Agreement  as
hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

     6. Securities

          6.1.  Segregation  and  Registration.  Except  as  otherwise  provided herein, and except for securities to be delivered to any subcustodian  appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions  hereof,  in a separate  account or accounts and physically  segregated  at all times  from those of other  persons,  any and all
Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio  Securities  will be held or disposed of by the Bank for,  and  subject  at all times to,  the  instructions  of the Fund pursuant  to the terms of this  Agreement.  Subject to the  specific  provisions herein  relating to Portfolio  Securities  that are not  physically  held by the
Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code of 1986, as amended, and any  Regulations  of the Treasury  Department  issued  thereunder,  and will execute and deliver all such  certificates  in  connection  therewith  as may be required by such laws or regulations or under the laws of any state.

     The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for  transfer,  or to register in the name of its registered nominee,  any Portfolio Securities that may from time to time be registered in the name of the Fund.

          6.2. Voting and Proxies.  Neither the Bank nor any nominee of the Bank will vote any of the Portfolio  Securities held hereunder,  except in accordance with Proper Instructions or an Officers' Certificate.  The Bank will execute and deliver, or cause to be executed and delivered,  to the Fund or its designee all notices,  proxies  and proxy  soliciting  materials  delivered  to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered  otherwise than in the name of the Fund),  but without indicating the manner in which such proxies are to be voted.

          6.3.  Corporate  Action.  If at any time the Bank is notified  that an issuer of any Portfolio Security has taken or intends to take a corporate action
(a "Corporate Action") that affects the rights, privileges, powers, preferences,
qualifications  or  ownership  of  a  Portfolio   Security,   including  without
limitation,     liquidation,     consolidation,     merger,    recapitalization,
reorganization, reclassification, subdivision, combination, stock split or stock dividend,  which Corporate Action requires an affirmative  response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Fund  promptly of the  Corporate  Action,  the  Response  required in connection  with the Corporate  Action and the Bank's  deadline for receipt from
the  Fund  of  Proper   Instructions   regarding  the  Response  (the  "Response
Deadline").  The Bank shall  forward to the Fund or its  designee via fax and/or overnight  courier  all  notices,  information  statements  or  other  materials relating to the Corporate Action promptly after receipt of such materials by the
Bank.

               (a) The  Bank  shall  act upon a  required  Response  only  after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m.
on the date  specified  as the  Response  Deadline  and only if the Bank (or its agent  or  subcustodian  hereunder)  has  actual  possession  of  all  necessary
Securities,  consents  and other  materials  no later than 5:00 p.m. on the date specified as the Response Deadline.

               (b) The Bank shall  have no duty to act upon a required  Response if Proper Instructions  relating to such Response and all necessary  Securities, consents and other  materials  are not received by and in the  possession of the
Bank no later than 5:00 p.m. on the date  specified  as the  Response  Deadline.
Notwithstanding,  the Bank may, in its sole discretion,  use its best efforts to act upon a Response for which Proper Instructions  and/or necessary  Securities, consents or other materials are received by the Bank after 5:00 p.m. on the date specified  as the Response  Deadline,  it being  acknowledged  and agreed by the parties  that  any  undertaking  by the  Bank to use its  best  efforts  in such circumstances  shall in no way  create any duty upon the Bank to  complete  such
Response prior to its expiration.

               (c) In the event that the Fund  notifies  the Bank of a Corporate
Action  requiring a Response  and the Bank has  received no other notice of such
Corporate Action,  the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

               (d) Section  14.3(e) of this Agreement shall govern any Corporate
Action  involving  Foreign  Portfolio  Securities  held  by a  Selected  Foreign
Sub-Custodian.

          6.4. Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in  the  Book-Entry  System,  and  (ii)  for  any  subsequent  changes  to  such arrangements  following such  approval,  the Board has reviewed and approved the arrangement  and  has  not  delivered  an  Officer's  Certificate  to  the  Bank indicating that the Board has withdrawn its approval:

               (a) The Bank  may keep  Portfolio  Securities  in the  Book-Entry
System  provided that such Portfolio  Securities  are  represented in an account
("Account")  of the Bank (or its agent) in such  System  which shall not include any assets of the Bank (or such agent)  other than  assets held as a  fiduciary, custodian, or otherwise for customers;

               (b) The records of the Bank (and any such agent) with  respect to the Fund's  participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio  Securities  which are included with other securities deposited in the Account and shall at all times during the regular  business  hours of the Bank (or such agent) be open for  inspection  by duly authorized officers,  employees or agents of the Fund. Where securities are transferred  to the  Fund's  account,  the Bank  shall  also,  by book  entry or otherwise,  identify  as  belonging  to the Fund a quantity of  securities  in a fungible  bulk of  securities  (i)  registered  in the  name of the  Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve
Bank;

               (c) The Bank (or its agent)  shall pay for  securities  purchased for the account of the Fund or shall pay cash  collateral  against the return of
Portfolio  Securities  loaned by the Fund upon (i)  receipt  of advice  from the
Book-Entry System that such Securities have been transferred to the Account, and
(ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and  transfer for the account of the Fund.  The Bank (or its agent)
shall transfer securities sold or loaned for the account of the Fund upon:

                    (i)  receipt  of  advice  from the  Book-Entry  System  that payment for securities  sold or payment of the initial cash  collateral  against the  delivery  of  securities  loaned  by the Fund has been  transferred  to the
Account; and

                    (ii) the  making of an entry on the  records of the Bank (or its agent) to reflect  such  transfer  and  payment for the account of the Fund.
Copies of all advices from the Book-Entry  System of transfers of securities for the account of the Fund shall  identify the Fund, be maintained  for the Fund by the Bank and shall be provided to the Fund at its  request.  The Bank shall send the Fund a  confirmation,  as  defined  by Rule  17f-4 of the 1940  Act,  of any transfers to or from the account of the Fund; and

               (d) The Bank  will  promptly  provide  the Fund  with any  report obtained by the Bank or its agent on the Book-Entry  System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System.

          6.5.  Use of a  Depository.  Provided  (i) the  Bank  has  received  a certified copy of a resolution of the Board  specifically  approving deposits in
DTC or  other  such  Depository,  and (ii) for any  subsequent  changes  to such arrangements  following such  approval,  the Board has reviewed and approved the arrangement  and  has  not  delivered  an  Officer's  Certificate  to  the  Bank indicating that the Board has withdrawn its approval:

               (a) The Bank may use a  Depository  to hold,  receive,  exchange, release,  lend, deliver and otherwise deal with Portfolio Securities,  including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other  payments  thereon and to take all steps necessary and proper in connection with the collection thereof;

               (b) Registration of Portfolio  Securities may be made in the name of any nominee or nominees used by such Depository;

               (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting  through it. Upon any purchase of Portfolio  Securities,  payment will be made only upon delivery of the  securities to or for the account of the Fund and the Fund shall pay cash  collateral  against the return of Portfolio  Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities,  delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned,  delivery of  Securities  will be made only  against  receipt of the initial cash collateral to or for the account of the Fund; and

               (d) The Bank shall use its best efforts to provide that:

                    (i) The Depository  obtains  replacement of any certificated
Portfolio  Security  deposited  with it in the  event  such  Security  is  lost, destroyed,  wrongfully  taken or otherwise  not  available to be returned to the
Bank upon its request;

                    (ii) Proxy  materials  received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                    (iii)  Such  Depository   promptly   forwards  to  the  Bank
confirmation  of  any  purchase  or  sale  of  Portfolio  Securities  and of the appropriate book entry made by such Depository to the Fund's account;

                    (iv) Such Depository  prepares and delivers to the Bank such records with respect to the  performance  of the Bank's  obligations  and duties hereunder  as may be  necessary  for the Fund to comply  with the  recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

                    (v)  Such  Depository  delivers  to the  Bank  all  internal accounting  control  reports,  whether or not audited by an  independent  public accountant,  as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

          6.6. Use of Book-Entry System for Commercial  Paper.  Provided (i) the
Bank has  received a certified  copy of a resolution  of the Board  specifically approving  participation  in a system  maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry  Paper"), and (ii) upon receipt of Proper  Instructions  and upon  receipt  of  confirmation  from an Issuer (as defined below) that the Fund has purchased such Issuer's  Book-Entry  Paper, the
Bank shall issue and hold in book-entry form, on behalf of the Fund,  commercial paper  issued  by  issuers  with  whom the Bank has  entered  into a  book-entry agreement (the "Issuers").  In maintaining  procedures for Book-Entry Paper, the
Bank agrees that:

               (a) The Bank will maintain all Book-Entry  Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

               (b) The records of the Bank with  respect to the Fund's  purchase of Book-Entry  Paper through the Bank will identify,  by book-entry,  commercial paper belonging to the Fund which is included in the Book-Entry System and shall at all  times  during  the  regular  business  hours  of the  Bank be  open  for inspection by duly authorized officers, employees or agents of the Fund;

               (c) The Bank shall pay for  Book-Entry  Paper  purchased  for the account of the Fund upon  contemporaneous  (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected,  and (ii) the making of an entry on the records of the Bank to reflect  such  payment and  transfer for the account of the Fund;

               (d) The Bank shall cancel such Book-Entry  Paper  obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry  Paper has been  transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect  such  payment for the account of the Fund; and

               (e) The Bank will send to the Fund such  reports on its system of internal accounting control with respect to the Book-Entry Paper as the Fund may reasonably request from time to time.

          6.7.  Use of  Immobilization  Programs.  Provided  (i)  the  Bank  has
received a certified  copy of a resolution of the Board  specifically  approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the  requirements  of Section  26(a)(1) of the 1940 Act,  and
(ii) for each  year  following  such  approval,  the Fund has not  delivered  an
Officer's  Certificate to the Bank  indicating  that the Board has withdrawn its approval,  the Bank shall enter into such immobilization  program with such bank acting as a subcustodian hereunder.

          6.8. Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically  held by the European branch of the U.S.  banking  institution that is the issuer of such  Eurodollar CD (a "European  Branch"),  provided that such  Portfolio  Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European  Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary,  except as stated in the first sentence of this subsection 6.8, the Bank  shall be under no other  duty  with  respect  to such  Eurodollar  CDs belonging to the Fund.

          6.9. Options and Futures Transactions.

               (a) Puts and Calls  Traded  on  Securities  Exchanges,  NASDAQ or
Over-the-Counter.

                    (i) The Bank shall take  action as to put  options  ("puts")
and call options  ("calls")  purchased or sold  (written) by the Fund  regarding escrow  or other  arrangements  (i) in  accordance  with the  provisions  of any agreement entered into upon receipt of Proper  Instructions  among the Bank, any broker-dealer  registered with the National  Association of Securities  Dealers,
Inc. (the "NASD"), and, if necessary,  the Fund, relating to the compliance with the rules of the Options  Clearing  Corporation  and of any registered  national securities exchange, or of any similar organization or organizations.

                    (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or  obligation  to see that the Fund has  deposited or is maintaining adequate margin, if required, with any broker in connection with any option,  nor shall  the Bank be under any duty or  obligation  to  present  such option to the broker for exercise  unless it receives Proper  Instructions  from the Fund. The Bank shall have no  responsibility  for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any  collateral  delivered to a broker in connection with an option or  deposited  to or  withdrawn  from a  Segregated  Account  (as defined in  subsection  6.10 below).  The Bank  specifically,  but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such  collateral  held by a broker or held in a Segregated Account is sufficient to protect such broker or the Fund against any loss;  (ii) effect the return of any  collateral  delivered to a broker;  or
(iii) advise the Fund that any option it holds, has or is about to expire.  Such duties or obligations shall be the sole responsibility of the Fund.

               (b) Puts, Calls and Futures Traded on Commodities Exchanges

                    (i) The Bank shall take action as to puts, calls and futures contracts  ("Futures")  purchased  or sold by the  Fund in  accordance  with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Fund, the Bank and a Futures Commission  Merchant registered under the
Commodity  Exchange Act,  relating to compliance with the rules of the Commodity
Futures  Trading   Commission   and/or  any  Contract  Market,  or  any  similar
organization or  organizations,  regarding  account  deposits in connection with transactions by the Fund.

                    (ii) The  responsibilities  of the Bank as to futures,  puts and calls  traded on  commodities  exchanges,  any Futures  Commission  Merchant account and the Segregated Account shall be limited as set forth in subparagraph
(a)(ii)  of  this  Section  6.9 as if  such  subparagraph  referred  to  Futures
Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

          6.10.  Segregated  Account.  The Bank  shall  upon  receipt  of Proper
Instructions  establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, or otherwise mark the  appropriate  books and records of the
Bank, in compliance with relevant SEC interpretive guidance.

               (a) Cash and/or  Portfolio  Securities may be transferred  into a
Segregated  Account  upon  receipt  of  Proper  Instructions  in  the  following circumstances:

                    (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer  registered  under the Exchange Act and a member  of the NASD or any  Futures  Commission  Merchant  registered  under the
Commodity  Exchange Act,  relating to  compliance  with the rules of the Options
Clearing  Corporation and of any registered  national securities exchange or the
Commodity  Futures Trading  Commission or any registered  Contract Market, or of any similar  organizations  regarding escrow or other arrangements in connection with transactions by the Fund;

                    (ii) for the purpose of  segregating  cash or  securities in connection  with options  purchased or written by the Fund or commodity  futures purchased or written by the Fund;

                    (iii) for the deposit of liquid assets,  such as cash,  U.S.
Government  securities  or other high grade  debt  obligations,  having a market value  (marked to market on a daily  basis) at all times  equal to not less than the aggregate  purchase price due on the settlement dates of all the Fund's then outstanding  forward  commitment  or  "when-issued"  agreements  relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                    (iv) for the  purposes  of  compliance  by the Fund with the procedures  required  by  Investment  Company  Act  Release  No.  10666,  or any
subsequent  release  or  releases  of the  Securities  and  Exchange  Commission relating to the  maintenance  of Segregated  Accounts by  registered  investment companies; or

                    (v) for other proper  corporate  purposes,  but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions,  a certified  copy of a resolution  of the Board,  signed by an officer of the Fund and  certified by the  Secretary or an Assistant  Secretary,  setting  forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

               (b) Cash and/or  Portfolio  Securities  may be  withdrawn  from a
Segregated   Account   pursuant  to  Proper   Instructions   in  the   following
circumstances:

                    (i) with respect to assets  deposited in accordance with the provisions of any agreements  referenced in  subparagraphs  (a)(i) or (a)(ii) of this Section 6.10, in accordance with the provisions of such agreements;

                    (ii)  with   respect  to  assets   deposited   pursuant   to
subparagraphs  (a)(iii) or (a)(iv) of this Section 6.10, for sale or delivery to meet the Fund's obligations under outstanding  forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                    (iii)  for  exchange  for  other  liquid  assets of equal or greater value deposited in the Segregated Account;

                    (iv) to the  extent  that  the  Fund's  outstanding  forward commitment or when-issued agreements for the purchase of portfolio securities or
reverse  repurchase   agreements  are  sold  to  other  parties  or  the  Fund's obligations  thereunder  are met from assets of the Fund other than those in the
Segregated Account;

                    (v) for delivery upon settlement of a forward  commitment or when-issued agreement for the sale of Portfolio Securities; or

                    (vi)  with   respect  to  assets   deposited   pursuant   to
subparagraph  (a)(v) of this Section 6.10,  in  accordance  with the purposes of such account as set forth in Proper Instructions.

          6.11.  Interest  Bearing Call or Time Deposits.  The Bank shall,  upon receipt  of  Proper  Instructions  relating  to  the  purchase  by the  Fund  of interest-bearing  fixed-term  and  call  deposits,  transfer  cash,  by  wire or otherwise,  in such  amounts and to such bank or banks as shall be  indicated in such Proper Instructions.  The Bank shall include in its records with respect to the  assets  of the Fund  appropriate  notation  as to the  amount  of each such deposit,  the banking  institution with which such deposit is made (the "Deposit
Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio  Securities of the Fund and the  responsibility  of the Bank therefore shall be the same as and no greater than the Bank's  responsibility in respect of other Portfolio Securities of the Fund.

          6.12.  Transfer  of  Securities.  The Bank  will  transfer,  exchange, deliver or release  Portfolio  Securities held by it hereunder,  insofar as such
Securities are available for such purpose, provided that the Bank will allow any transfer,  exchange, delivery or release under this Section only upon receipt of
Proper  Instructions.  The Proper  Instructions  shall state that such transfer, exchange or delivery is for a purpose  permitted under the terms of this Section
6.12,  and shall specify the applicable  subsection,  or describe the purpose of the transaction  with sufficient  particularity  to permit the Bank to ascertain the applicable subsection.  After receipt of such Proper Instructions,  the Bank will transfer,  exchange,  deliver or release  Portfolio  Securities only in the following circumstances:

               (a) Upon sales of  Portfolio  Securities  for the  account of the
Fund, against  contemporaneous  receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted  settlement practices  and customs in the  jurisdiction  or market in which the  transaction occurs,  each such  payment  to be in the  amount of the sale  price  shown in a broker's  confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

               (b) In  exchange  for or upon  conversion  into other  securities
alone  or  other   securities   and  cash   pursuant  to  any  plan  of  merger,
consolidation,   reorganization,   share   split-up,   change   in  par   value,
recapitalization  or readjustment or otherwise,  upon exercise of  subscription, purchase  or  sale  or  other  similar  rights  represented  by  such  Portfolio
Securities,  or for the  purpose  of  tendering  shares in the event of a tender offer therefor,  provided,  however,  that in the event of an offer of exchange, tender  offer,  or other  exercise of rights  requiring  the physical  tender or delivery of Portfolio  Securities,  the Bank shall have no liability for failure to so tender in a timely manner unless such Proper  Instructions are received by the Bank at least two business days prior to the date  required for tender,  and unless the Bank (or its agent or subcustodian  hereunder) has actual  possession of such Security at least two business days prior to the date of tender;

               (c) Upon  conversion  of Portfolio  Securities  pursuant to their terms into other securities;

               (d) For the purpose of redeeming  in-kind shares of the Fund upon authorization from the Fund;

               (e) In the  case of  option  contracts  owned  by the  Fund,  for presentation to the endorsing broker;

               (f) When  such  Portfolio  Securities  are  called,  redeemed  or retired or otherwise become payable;

               (g) For the  purpose  of  effectuating  the  pledge of  Portfolio
Securities held by the Bank in order to collateralize  loans made to the Fund by any bank, including the Bank; provided,  however, that such Portfolio Securities will be  released  only upon  payment to the Bank for the account of the Fund of the moneys borrowed,  provided further,  however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper  Instructions,  Portfolio Securities may be released for that purpose without any such payment.  In the event that any pledged  Portfolio
Securities  are held by the Bank,  they will be so held for the  account  of the lender,  and after  notice to the Fund from the  lender in  accordance  with the normal  procedures of the lender and any loan agreement between the Fund and the lender that an event of deficiency or default on the loan has occurred, the Bank may  deliver  such  pledged  Portfolio  Securities  to or for the account of the lender;

               (h)  For  the  purpose  of  releasing  certificates  representing
Portfolio Securities,  against  contemporaneous  receipt by the Bank of the fair market value of such security,  as set forth in the Proper Instructions received by the Bank before such payment is made;

               (i) For the purpose of delivering  securities lent by the Fund to a bank or broker  dealer,  but only against  receipt in  accordance  with street delivery custom except as otherwise  provided herein, of adequate  collateral as agreed  upon  from time to time by the Fund and the Bank,  and upon  receipt  of payment in connection with any repurchase  agreement relating to such securities entered into by the Fund;

               (j) For other  authorized  transactions  of the Fund or for other proper corporate purposes;  provided that before making such transfer,  the Bank will also receive a certified  copy of  resolutions  of the Board,  signed by an authorized  officer  of  the  Fund  (other  than  the  officer  certifying  such resolution)  and certified by its Secretary or Assistant  Secretary,  specifying the Portfolio  Securities to be delivered,  setting forth the  transaction in or purpose for which such delivery is to be made,  declaring such transaction to be an authorized  transaction of the Fund or such purpose to be a proper  corporate purpose,  and naming the person or persons to whom  delivery of such  securities shall be made; and

               (k) Upon  termination of this Agreement as hereinafter  set forth pursuant to Section 8 and Section 16 of this Agreement.

     As to any  deliveries  made by the  Bank  pursuant  to this  Section  6.12, securities  or cash  receivable in exchange  therefor  shall be delivered to the
Bank.

     7.  Redemptions.  In the case of  payment of assets of the Fund held by the
Bank in connection  with  redemptions and repurchases by the Fund of outstanding shares of beneficial interest,  the Bank will rely on notification by the Fund's designee  (which may be the Fund's  transfer  agent) of receipt of a request for redemption before such payment is made. Payment shall be made in accordance with the Agreement and  Declaration of Trust (the  "Declaration")  and By-laws of the
Fund, from assets available for said purpose.

     8.  Merger,  Dissolution,  etc.  of  Fund.  In the  case  of the  following transactions,  not in the ordinary course of business,  namely,  the merger of a
Portfolio into or the  consolidation  of the Portfolio  with another  investment company or series thereof, the sale by a Portfolio of all, or substantially all, of  its  assets  to  another  investment  company  or  series  thereof,  or  the liquidation or dissolution of a Portfolio and  distribution of its assets,  upon the  payment of the fees,  disbursements  and  expenses of the Bank owed by such
Portfolio  through the end of the then current term of this Agreement,  the Bank will  deliver  the  Portfolio  Securities  held by it under this  Agreement  and disburse  cash  only  upon  the  order of the  Fund  set  forth in an  Officers'
Certificate,  accompanied  by a  certified  copy of a  resolution  of the  Board authorizing any of the foregoing transactions.  Upon completion of such delivery and disbursement and the payment of all such fees, disbursements and expenses of the Bank by the applicable  Portfolio,  this Agreement will terminate as to such
Portfolio and the Bank shall be released from any and all obligations  hereunder as they relate to such Portfolio.

     9. Actions of Bank Without Prior  Authorization.  Notwithstanding  anything herein  to the  contrary,  unless  and  until  the Bank  receives  an  Officers'
Certificate to the contrary,  the Bank will take the following  actions  without prior authorization or instruction of the Fund or the transfer agent:

          9.1.  Endorse for  collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable  instruments or other  orders for the payment of money  received by it for the account of the
Fund and hold for the account of the Fund all income,  dividends,  interest  and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

          9.2. Present for payment all coupons and other income items held by it for the account of the Fund which call for payment  upon  presentation  and hold the cash received by it upon such payment for the account of the Fund;

          9.3.  Receive  and hold  for the  account  of the Fund all  securities received  as a  distribution  on  Portfolio  Securities  as a result  of a stock
dividend,   share   split-up,    reorganization,    recapitalization,    merger,
consolidation,  readjustment,  distribution  of rights  and  similar  securities issued with respect to any Portfolio Securities held by it hereunder.

          9.4.  Execute as agent on behalf of the Fund all  necessary  ownership and other  certificates and affidavits  required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder,  or by the laws of any state,  now or  hereafter  in  effect,  inserting  the  Fund's  name on such certificates as the owner of the securities  covered  thereby,  to the extent it may lawfully do so and as may be required to obtain payment in respect  thereof.
The Bank will execute and deliver such certificates in connection with Portfolio
Securities  delivered  to it or by it under this  Agreement  as may be  required under the  provisions of the Internal  Revenue Code and any  Regulations  of the
Treasury Department issued thereunder, or under the laws of any State;

          9.5.  Present for payment all Portfolio  Securities  which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

          9.6. Exchange interim receipts or temporary  securities for definitive securities.

     10.  Collections  and  Defaults.  The Bank will use  reasonable  efforts to collect any funds which may to its  knowledge  become  collectible  arising from
Portfolio  Securities,  including  dividends,  interest and other income, and to transmit to the Fund notice actually  received by it of any call for redemption, offer of exchange,  right of subscription,  reorganization  or other proceedings affecting such  Securities.  If Portfolio  Securities  upon which such income is payable are in default or payment is refused  after due demand or  presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

     11. Maintenance of Records and Accounting Services.  The Bank will maintain records with respect to transactions for which the Bank is responsible  pursuant to the  terms and  conditions  of this  Agreement,  and in  compliance  with the applicable  rules and  regulations of the 1940 Act. The books and records of the
Bank  pertaining to its actions under this  Agreement and reports by the Bank or its independent  accountants  concerning its accounting  system,  procedures for safeguarding  securities  and  internal  accounting  controls  will  be  open to inspection and audit at reasonable times by officers of or auditors  employed by the Fund and will be preserved by the Bank in the manner and in accordance  with the applicable rules and regulations under the 1940 Act.

     The Bank shall perform fund  accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the
Treasurer or any executive officer of the Fund.

     The  Bank  shall  assist   generally  in  the  preparation  of  reports  to
shareholders and others,  audits of accounts,  and other ministerial  matters of like nature.

     12. Fund Evaluation and Yield Calculation

          12.1. Fund  Evaluation.  The Bank shall compute and, unless  otherwise directed by the Board,  determine as of the close of regular  trading on the New
York Stock Exchange on each day on which said Exchange is open for  unrestricted trading and as of such other days, or hours, if any, as may be authorized by the
Board,  the net  asset  value  and  the  public  offering  price  of a share  of beneficial  interest of the Fund,  such  determination  to be made in accordance with  the  provisions  of the  Declaration  and  By-laws  of the  Fund  and  the
Prospectuses  and Statement of Additional  Information  relating to the Fund, as they may from time to time be amended,  and any  applicable  resolutions  of the
Board at the time in force and applicable;  and promptly to notify the Fund, the proper  exchange  and the NASD or such other  persons as the Fund may request of the results of such  computation and  determination.  In computing the net asset value hereunder,  the Bank may rely in good faith upon information  furnished to it by any  Authorized  Person in  respect  of (i) the  manner of  accrual of the liabilities  of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves,  if any,  authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations  to be used in computing  the net asset  value,  (iv) the value to be assigned to any security for which no price  quotations are  available,  and (v)
the method of computation  of the public  offering price on the basis of the net asset value of the shares,  and the Bank shall not be  responsible  for any loss occasioned  by such  reliance or for any good faith  reliance on any  quotations received from a source pursuant to (iii) or (iv) above.

          12.2. Yield Calculation. The Bank will compute the performance results of the Fund (the "Yield  Calculation")  in  accordance  with the  provisions  of
Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases")
promulgated  by the  Securities  and  Exchange  Commission,  and any  subsequent amendments to, published  interpretations of or general conventions  accepted by the  staff of the  Securities  and  Exchange  Commission  with  respect  to such releases or the subject matter thereof  ("Subsequent Staff Positions"),  subject to the terms set forth below:

               (a) The Bank shall compute the Yield Calculation for the Fund for the stated periods of time as shall be mutually  agreed upon, and communicate in a timely manner the result of such computation to the Fund.

               (b) In performing the Yield Calculation, the Bank will derive the items of data  necessary for the  computation  from the records it generates and maintains  for the Fund  pursuant  Section  11  hereof.  The Bank  shall have no responsibility  to review,  confirm,  or otherwise  assume any duty or liability with respect to the accuracy or  correctness  of any such data supplied to it by the Fund, any of the Fund's  designated  agents or any of the Fund's  designated third party providers.

               (c) At the request of the Bank, the Fund shall  provide,  and the
Bank shall be  entitled  to rely on,  written  standards  and  guidelines  to be followed by the Bank in interpreting  and applying the  computation  methods set forth in the Releases or any  Subsequent  Staff  Positions as they  specifically apply to the Fund. In the event that the computation  methods in the Releases or the Subsequent  Staff  Positions or the application to the Fund of a standard or guideline  is not free  from  doubt or in the  event  there is any  question  of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g.,  original issue discount, participating debt security,  income or return of capital, etc.) or otherwise or as to any other element of the  computation  which is pertinent to the Fund, the
Fund or its designated agent shall have the full  responsibility  for making the determination  of how the  security or payment is to be treated for  purposes of the  computation and how the computation is to be made and shall inform the Bank thereof  on a  timely  basis.  The Bank  shall  have no  responsibility  to make independent  determinations  with  respect  to any item that is  covered by this
Section,  and shall not be responsible for its  computations  made in accordance with  such  determinations  so  long  as such  computations  are  mathematically correct.

               (d) The  Fund  shall  keep  the  Bank  informed  of all  publicly available  information and of any non-public advice, or information  obtained by the Fund from its  independent  auditors or by its personnel or the personnel of its investment  adviser (or  sub-advisor,  if applicable),  or Subsequent  Staff
Positions  related to the  computations to be undertaken by the Bank pursuant to this  Agreement  and the Bank  shall  not be deemed  to have  knowledge  of such information  (except as contained in the Releases)  unless it has been furnished to the Bank in writing.

     13. Additional Services. The Bank shall perform the additional services for the Fund as are set forth on Appendix B hereto.  Appendix B may be amended  from time to time  upon  agreement  of the  parties  to  include  further  additional services to be provided by the Bank to the Fund.

     14. Duties of the Bank

          14.1.  Performance  of Duties and Standard of Care. In performing  its duties hereunder and any other duties listed on any Schedule hereto, if any, the
Bank will be entitled to receive and act upon the advice of independent  counsel of its own  selection,  which may be counsel  for the Fund,  and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

     The Bank will be under no duty or  obligation  to inquire into and will not be liable for:

               (a)  the  validity  of  the  issue  of any  Portfolio  Securities purchased  by or for the Fund,  the  legality  of the  purchases  thereof or the propriety of the price incurred therefor;

               (b) the legality of any sale of any  Portfolio  Securities  by or for the Fund or the propriety of the amount for which the same are sold;

               (c) the legality of an issue or sale of any common  shares of the
Fund or the sufficiency of the amount to be received therefor;

               (d) the legality of the  repurchase  of any common  shares of the
Fund or the propriety of the amount to be paid therefor;

               (e) the legality of the  declaration  of any dividend by the Fund or the legality of the  distribution  of any Portfolio  Securities as payment in kind of such dividend; and

               (f) any property or moneys of the Fund unless and until  received by it, and any such  property or moneys  delivered or paid by it pursuant to the terms hereof.

     Moreover,  the Bank will not be under any duty or  obligation  to ascertain whether any Portfolio  Securities at any time delivered to or held by it for the account  of the Fund  are such as may  properly  be held by the Fund  under  the provisions of its  Declaration,  By-laws,  any federal or state  statutes or any rule or regulation of any governmental agency.

     In the event of any loss of  Investments  for which the Bank is responsible under the terms of this Agreement,  the Bank shall replace such Investments,  or in the event that such replacement cannot be effected, the Bank shall pay to the applicable Portfolio(s) the fair market values of such Investments, based on the last available sales prices as of the close of business in the relevant  markets on the date that a claim was first  made to the Bank with  respect to such loss, or, if less,  such other amount as shall be agreed by the parties as the date of settlement.

          14.2.  Agents and  Subcustodians  with Respect to Property of the Fund
Held in the United  States.  The Bank may employ  agents of its own selection in the  performance of its duties  hereunder and shall be responsible  for the acts and  omissions  of such agents as if performed  by the Bank  hereunder.  Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

     Upon  receipt of Proper  Instructions,  the Bank may  employ  subcustodians selected by or at the direction of the Fund, provided that any such subcustodian meets at least the minimum  qualifications  required by Section  17(f)(1) of the
1940 Act to act as a custodian of the Fund's  assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Fund or any other  person by reason of any act or omission  of any such  subcustodian and the Fund shall  indemnify the Bank and hold it harmless from and against any and all actions,  suits and claims,  arising  directly or indirectly  out of the performance  of any  subcustodian,  except that, the Bank shall be liable to the
Fund for any loss or damage to the Fund caused by, or resulting  from,  the acts or omissions of any subcustodian,  including Eligible Foreign Subcustodians,  to the extent that such acts or omissions  would be deemed to be negligence,  gross negligence or willful  misconduct  in accordance  with the terms of the relevant subcustodian agreements.

     Upon request of the Bank,  the Fund shall assume the entire  defense of any action,  suit, or claim subject to the foregoing  indemnity.  The Fund shall pay all fees and expenses of any such subcustodian.

          14.3.  Duties of the Bank with  Respect to  Property  of the Fund Held
Outside of the United States

               (a) Appointment of Foreign Custody Manager

                    (i) If the  Fund's  Board  has  appointed  the Bank  Foreign
Custody  Manager (as that term is defined in Rule 17f-5 under the 1940 Act), the
Bank's duties and obligations  with respect to the Fund's  Portfolio  Securities and other assets  maintained  outside the United  States shall be, to the extent not set forth herein, as set forth in the Delegation  Agreement between the Fund and the Bank (the "Delegation Agreement").

                    (ii) If the Fund's Board has  appointed  any other person or entity Foreign Custody Manager, the Bank shall act only upon Proper Instructions from the Fund with  regard to any of the Fund's  Portfolio  Securities  or other assets held or to be held  outside of the United  States,  and the Bank shall be without  liability  for any Claim (as that term is defined in Section 15 hereof)
arising out of  maintenance of the Fund's  Portfolio  Securities or other assets outside of the United  States.  The Fund also  agrees that it shall enter into a written  agreement  with such Foreign  Custody  Manager that shall obligate such
Foreign  Custody  Manager  to  provide  to  the  Bank  in a  timely  manner  all information required by the Bank in order to complete its obligations hereunder.
The Bank shall not be liable for any Claim  arising  out of the  failure of such
Foreign Custody Manager to provide such information to the Bank.

               (b)  Segregation  of  Securities.  The Bank shall identify on its books as belonging  to the Fund the Foreign  Portfolio  Securities  held by each foreign  sub-custodian  (each an "Eligible Foreign  Custodian")  selected by the
Foreign  Custody  Manager,  subject  to  receipt  by the  Bank of the  necessary information from such Eligible Foreign  Custodian if the Foreign Custody Manager
is not the Bank.

               (c) Access of Independent Accountants of the Fund. If the Bank is
the Fund's  Foreign  Custody  Manager,  upon request of the Fund,  the Bank will arrange for the independent accountants of the Fund to be afforded access to the books and records of any  foreign  banking  institution  employed as an Eligible
Foreign Custodian, or provide the independent accountants with a confirmation of the contents of such books and records, insofar as such books and records relate to the performance of such foreign banking institution with regard to the Fund's
Portfolio Securities and other assets.

               (d) Reports by Bank.  If the Bank is the Fund's  Foreign  Custody
Manager,  the Bank  will  supply  to the Fund the  reports  required  under  the
Delegation Agreement.

               (e)  Transactions in Foreign Custody Account.  Transactions  with respect to the assets of the Fund held by an Eligible Foreign Custodian shall be effected pursuant to Proper  Instructions from the Fund to the Bank and shall be effected in accordance with the applicable agreement between the Foreign Custody
Manager  and  such  Eligible  Foreign  Custodian.  If at any  time  any  Foreign
Portfolio  Securities  shall be  registered  in the name of the  nominee  of the
Eligible  Foreign  Custodian,  the Fund agrees to hold any such nominee harmless from any liability by reason of the  registration of such securities in the name of such nominee.

     Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign  Portfolio  Securities  received  for the account of the
Fund and delivery of Foreign Portfolio Securities  maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or
market  in  which  the  transaction  occurs,   including,   without  limitation,
delivering  securities to the purchaser  thereof or to a dealer  therefor (or an agent for such  purchaser or dealer)  against a receipt with the  expectation of receiving later payment for such securities from such purchaser or dealer.

     In  connection  with any  action to be taken with  respect  to the  Foreign
Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights,  subscription rights,  redemption rights, exchange rights, conversion  rights or tender rights,  or any other action in connection with any
other   right,   interest  or  privilege   with   respect  to  such   Securities
(collectively,  the "Rights"), the Bank shall promptly transmit to the Fund such information  in  connection  therewith  as is made  available to the Bank by the
Eligible  Foreign  Custodian,  and  shall  promptly  forward  to the  applicable
Eligible  Foreign  Custodian  any  instructions,  forms or  certifications  with respect to such Rights, and any instructions relating to the actions to be taken in  connection  therewith,  as the Bank shall  receive from the Fund pursuant to
Proper  Instructions.  Notwithstanding  the  foregoing,  the Bank  shall have no further  duty or  obligation  with respect to such  Rights,  including,  without limitation,  the determination of whether the Fund is entitled to participate in such Rights under  applicable  U.S. and foreign  laws, or the  determination  of whether any action  proposed to be taken with respect to such Rights by the Fund or by the applicable  Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable  laws or  regulations, or market  practices  within the  market in which such  action is to be taken or omitted.

               (f) Tax Law. The Bank shall have no  responsibility  or liability for  any  obligations  now or  hereafter  imposed  on the  Fund  or the  Bank as custodian of the Fund by the tax laws of any  jurisdiction,  and it shall be the responsibility of the Fund to notify the Bank of the obligations  imposed on the
Fund or the Bank as the  custodian  of the  Fund by the tax law of any  non-U.S.
jurisdiction,   including   responsibility  for  withholding  and  other  taxes,
assessments  or other  governmental  charges,  certifications  and  governmental reporting. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law  shall be to use  reasonable  efforts  to  assist  the Fund with respect to any claim for exemption or refund under the tax law of  jurisdictions for which the Fund has provided such information.

          14.4. Insurance.  The Bank shall use the same care with respect to the safekeeping  of Portfolio  Securities and cash of the Fund held by it as it uses in respect of its own  similar  property  but it need not  maintain  any special insurance for the benefit of the Fund.

          14.5.  Advances  by the Bank.  The Bank may,  in its sole  discretion, advance  funds  on  behalf  of the Fund to make any  payment  permitted  by this
Agreement  upon receipt of any proper  authorization  required by this Agreement for such payments by the Fund. Should such a payment or payments,  with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this  Agreement  deems any such  overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft  shall bear  interest at the current rate charged by the Bank for such loans  unless the Fund shall  provide  the Bank with  agreed  upon  compensating balances.  The Fund  agrees  that  the Bank  shall  have a  continuing  lien and security  interest to the extent of any  overdraft  or  indebtedness  and to the extent  required by law,  in and to any  property at any time held by it for the
Fund's  benefit  or in which the Fund has an  interest  and which is then in the
Bank's possession or control (or in the possession or control of any third party acting on the Bank's  behalf).  The Fund authorizes the Bank, in the Bank's sole discretion,  at any time to charge any overdraft or indebtedness,  together with interest due thereon,  against any balance of account  standing to the credit of the Fund on the Bank's books.

          14.6. Fees and Expenses of the Bank. For the services  rendered by the
Bank  hereunder,  each  Portfolio will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The applicable
Portfolio will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made  hereunder,  and for all necessary  proper disbursements,  expenses  and  charges  made  or  incurred  by the  Bank  in the performance  of this  Agreement  (including  any duties  listed on any  Schedule hereto,  if any) including any indemnities for any loss,  liabilities or expense to the Bank as provided herein. If this Agreement is terminated by the Fund, the
Bank will also be entitled to reimbursement  by the applicable  Portfolio(s) for all reasonable  expenses  incurred in conjunction  with such termination and any conversion or transfer work done in connection therewith.

     Fees  and  expenses  will  be  calculated  monthly  with  respect  to  each
Portfolio.  Fees and  expenses  owed to the Bank for any  month  may be  charged against any cash balance held by the applicable Portfolio beginning on the first
(1st)  business  day  after  the end of such  month  based on  information  then available.  Fees charged to the account may result in an overdraft  that will be subject to normal interest charges. The Fund will have sixty (60) days after the receipt of an invoice to dispute any charge that appears on such invoice.  After such  sixty (60) day  period,  the  invoice  will be deemed to be  complete  and accurate and may no longer be disputed.

     15. Limitation of Liability

          15.1.  Notwithstanding  anything in this Agreement to the contrary, in no  event  shall  the  Bank  or any  of its  officers,  directors  or  employees
(collectively,  the  "Bank  Indemnified  Parties")  be liable to the Fund or any third  party,  and the  Fund  shall  indemnify  and  hold  the Bank and the Bank
Indemnified  Parties  harmless  from  and  against  any  and all  loss,  damage, liability,  actions,  suits,  claims,  costs and expenses,  including reasonable legal fees (a  "Claim"),  arising as a result of any act or omission of the Bank or any Bank Indemnified Party under this Agreement,  except for any Claim to the extent resulting from the negligence, willful misfeasance, bad faith or reckless disregard of duties of the Bank or any Bank Indemnified Party.  Without limiting the foregoing, neither the Bank nor the Bank Indemnified Parties shall be liable for, and the Bank and the Bank Indemnified Parties shall be indemnified against, any Claim arising as a result of:

               (a) Any act or omission by the Bank or any Bank Indemnified Party in good  faith  reliance  upon  the  terms  of  this  Agreement,  any  Officer's
Certificate,  Proper  Instructions,  resolution  of the  Board,  telegram,  fax, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine;

               (b) Any act or omission of any subcustodian selected by or at the direction of the Fund;

               (c) Any act or omission of any Foreign Custody Manager other than the Bank or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager;

               (d) Any Corporate Action,  distribution or other event related to
Portfolio  Securities  which,  at the  direction  of the  Fund,  have  not  been registered in the name of the Bank or its nominee;

               (e) Any Corporate  Action requiring a Response for which the Bank has not  received  Proper  Instructions  or obtained  actual  possession  of all necessary  Securities,  consents  or other  materials  by 5:00 p.m.  on the date specified as the Response Deadline;

               (f) Any act or omission of any European Branch of a U.S.  banking institution  that  is the  issuer  of  Eurodollar  CDs in  connection  with  any
Eurodollar CDs held by such European Branch;

               (g) Information  relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value of the shares of beneficial interest of the Portfolios,  or (ii) the Yield
Calculation; or

               (h) Any acts of God, earthquakes,  fires, floods, storms or other
disturbances   of   nature,   epidemics,    strikes,   riots,   nationalization,
expropriation,  currency  restrictions,  acts of war,  civil  war or  terrorism, insurrection,  nuclear fusion, fission or radiation,  the interruption,  loss or malfunction of utilities, the unavailability of energy sources and other similar happenings or events (provided that the Bank represents and warrants to the Fund that the Bank has implemented a business  continuity and disaster  recovery plan that is designed to minimize the  disruptions to its  operations  resulting from the occurrences identified in this sub-paragraph).

          15.2.  Notwithstanding  anything in this Agreement to the contrary, in no event shall the Portfolios,  the Fund or any of their  officers,  trustees or employees  (collectively,  the "Fund Indemnified Parties") be liable to the Bank or any third party,  and the Bank shall indemnify and hold the  Portfolios,  the
Fund and the Fund  Indemnified  Parties  harmless from and against any Claim, to the extent arising as a result of the negligence, willful misfeasance, bad faith or reckless  disregard of duties of the Bank or any Bank Indemnified Party under this Agreement.

          15.3.  Notwithstanding  anything to the contrary in this Agreement, in no event shall the Bank, the Bank Indemnified  Parties, the Fund, the Portfolios
or the Fund Indemnified Parties be liable to the other or to any third party for
any  special,  consequential,   punitive  or  incidental  damages  of  any  kind
whatsoever in connection with this Agreement or any activities hereunder.

          15.4  At the  Fund's  election,  the  Fund  shall  be  entitled  to be subrogated  to the  rights  of the Bank with  respect  to any  claims  against a subcustodian  as a consequence  of any loss or damage to the Fund, if and to the extent  that the Fund has not  been  made  whole by the Bank for any such  loss, damage, cost, expense, liability or claim.

     16. Termination

          16.1.  The  initial  term of  this  Agreement  shall  be  three  years commencing upon the date hereof (the "Initial Term"),  unless earlier terminated as provided herein. Upon the expiration of the Initial Term and every subsequent term ("Renewal Term"),  the terms of this Agreement shall  automatically  extend for an additional  year,  unless written notice of non-extension is delivered by the non-extending party to the other party no later than six months prior to the expiration of that year.  Notwithstanding the foregoing,  if, at the end of each of the  first  two  years of the  Initial  Term,  the  total  net  assets of the
Portfolios  serviced hereunder do not exceed $1 billion,  the Initial Term shall be automatically extended by an additional year.

     Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal  Term in the event the other party  violates any material  provision of this  Agreement,  provided that the  non-violating  party gives written notice of such violation to the violating  party and the violating party  does not cure such  violation  within  sixty (60) days of receipt of such notice.

          16.2. In the event of the termination of this Agreement, the Bank will immediately,  upon  receipt  or  transmittal,  as the case may be,  of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio  Securities duly endorsed and all records maintained  under Section 11 to the successor  custodian  when  appointed by the
Fund.  The obligation of the Bank to deliver and transfer over the assets of the
Fund held by it directly to such  successor  custodian  will commence as soon as such successor is appointed and will continue until  completed as aforesaid.  If the Fund does not select a successor  custodian within ninety (90) days from the date of delivery  of notice of  termination  the Bank may deliver the  Portfolio
Securities  and cash of the Fund held by the Bank to a bank or trust  company of the Bank's own selection which meets the requirements of Section 17(f)(1) of the
1940 Act and has a reported capital,  surplus and undivided profits  aggregating not less than  $2,000,000,  to be held as the  property  of the Fund under terms similar  to those on which  they were held by the Bank,  whereupon  such bank or trust  company so selected by the Bank will become the  successor  custodian  of such assets of the Fund hereunder.  Thereafter,  the Bank shall be released from any and all obligations under this Agreement.

          16.3. The Fund shall  reimburse the Bank for any  reasonable  expenses incurred by the Bank in connection with the termination of this Agreement by the
Fund.

          16.4. At any time after the  termination of this  Agreement,  the Fund may, upon written  request,  have  reasonable  access to the records of the Bank relating to its performance of its duties as custodian.

     17.  Confidentiality.   Both  parties  hereto  agree  that  any  non-public
information  obtained  hereunder  concerning the other party is confidential and may not be disclosed  without the consent of, or under  circumstances  agreed to by, the other  party,  except as may be  required  by  applicable  law or at the request of a governmental  agency. In the case of portfolio holdings information of the Portfolios,  the Bank acknowledges that such information is confidential, and the Bank represents that it has implemented  internal policies to ensure the confidential  treatment  of  the  Portfolios'  holdings  information  (including appropriate  related  limitations on trading on the basis of such information by the Bank's employees). The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is  entitled,  in  addition  to all other  remedies  at law or in equity,  to an injunction or injunctions  without bond or other security to prevent breaches of this provision.

     18.  Notices.  Any  notice or other  instrument  in writing  authorized  or required  by  this  Agreement  to be  given  to  either  party  hereto  will  be sufficiently  given if  addressed  to such  party and  delivered  via (i) United
States Postal Service  registered mail; (ii) fax with written  confirmation;  or
(iii) hand  delivery  with  signature to such party at its office at the address set forth below, namely:

          (a)  In the case of notices sent to the Fund to:

               MGI Funds
               Investors Way
               Norwood, MA  02062
               Attention:  Chief Operating Officer

               With a copy to:

               Chief Counsel
               Mercer Global Investments, Inc.
               1166 Avenue of the Americas
               New York, New York  10036

          (b)  In the case of notices sent to the Bank to:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, Massachusetts  02117-9130
               Attention:  Stephen C. Peacock, Director-Client Management
               With a copy to:  John E. Henry, Esq., General Counsel

or at such other place as such party may from time to time designate in writing.

     19. Amendments.  This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

     20.  Parties.  This  Agreement  will be binding upon and shall inure to the benefit of the  parties  hereto and their  respective  successors  and  assigns;
provided,  however,  that  this  Agreement  will not be  assignable  by the Fund without  the  written  consent of the Bank or by the Bank  without  the  written consent of the Fund,  authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

     21.  Governing  Law. This Agreement and all  performance  hereunder will be governed by the laws of the  Commonwealth  of  Massachusetts,  without regard to conflict of laws provisions.

     22.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of  which  shall  be  deemed  to be an  original,  but  such counterparts shall, together, constitute only one instrument.

     23.  Entire  Agreement.  This  Agreement,  together  with  its  Appendices, constitutes the sole and entire  agreement  between the parties  relating to the subject  matter herein and does not operate as an acceptance of any  conflicting terms or provisions of any other  instrument  and  terminates and supersedes any and all prior  agreements and  undertakings  between the parties relating to the subject matter herein.

     24. Limitation of Liability.  The Bank agrees that the obligations  assumed by the Fund  hereunder  shall be  limited in all cases to the assets of the Fund and that the Bank shall not seek  satisfaction  of any such  obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     25. Several  Obligations of the Portfolios.  This Agreement is an agreement entered into between the Bank and the Fund with respect to each  Portfolio.  The
Bank  acknowledges  that each  Portfolio  is  separately,  and not  jointly  and severally,  liable for its obligations hereunder. With respect to any obligation of the Fund on behalf of any Portfolio  arising out of this Agreement,  the Bank shall look for payment or satisfaction  of such obligation  solely to the assets of the  Portfolio  to which  such  obligation  relates  as  though  the Bank had separately  contracted with the Fund by separate written instrument with respect to each Portfolio.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their  respective  officers  thereunto duly authorized as of the day and year first written above.

                                    MGI FUNDS

                                    By:  /s/ David M. Goldenberg
                                         Name:  David M. Goldenberg
                                         Title: Vice President and Secretary

                                    INVESTORS BANK & TRUST COMPANY

                                    By:  /s/ Andrew M. Nesvet
                                         Name:  Andrew M. Nesvet
                                         Title: Managing Director

                                   Appendices

  Appendix A........................................................Portfolios

  Appendix B................................................Additional Services

                                   Appendix A

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

                                      A-1